BUNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

SENSUS HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37714	27-1647271
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Broken Sound Pkwy., NW # 215, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 922-5808

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRTS	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SENSUS HEALTHCARE, INC.

FORM 8-K

CURRENT REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On September 11, 2023, Sensus Healthcare, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Comerica Bank (“Comerica”) pursuant to which Comerica has made a revolving credit facility (the “Credit Facility”) available to the Company, evidenced by a Master Revolving Note, dated September 11, 2023 (the “Note”), made by the Company in favor of Comerica. The Credit Facility provides the Company with a working capital line of credit with borrowing capacity of up to $10,000,000. Pursuant to the terms of the Note, advances made under the Credit Facility would bear interest at the Secured Overnight Financing Rate plus 2.5% per annum and would be due upon demand by Comerica. Pursuant to a Security Agreement, dated as of September 11, 2023, made by the Company in favor of Comerica, the Credit Facility is secured by a security interest in all of the Company’s assets (the “Collateral”). The Credit Facility may be terminated by the Company or Comerica at any time.

Under the Credit Agreement, the Company must obtain Comerica’s prior written consent in order to take any of the following actions: (a) sell, lease, transfer or otherwise dispose of its assets outside the ordinary course of its business; (b) incur, create, assume or permit to exist any other indebtedness (subject to certain exceptions); (c) acquire substantially all of the properties or assets of another party; (d) make any investments or acquire any interests in any other party (subject to certain exceptions); or (e) create, incur, assume or suffer to exist any lien on any of its assets other than liens in favor of Comerica and certain other permitted liens. The Credit Agreement contains a financial covenant requiring that the Company maintain unencumbered liquid assets having a minimum value of $3,500,000 in a Comerica account. The Credit Agreement also contains customary representations and warranties and customary events of default, upon the occurrence of which, after any applicable grace period, Comerica would have the ability to accelerate all outstanding advances, terminate the Credit Facility, and exercise remedies with respect to the Collateral.

This description of the Credit Agreement, Note, and Security Agreement is qualified in its entirety by reference to the Credit Agreement, Note, and Security Agreement, which are attached as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, the Company voluntarily terminated the revolving credit facility between the Company and Silicon Valley Bridge Bank, N.A. that provided for maximum borrowings equal to the lesser of (a) the $15 million commitment amount or (b) the borrowing base plus a $7.5 million non-formula sublimit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Credit Agreement, dated as of September 11, 2023, by and between the Company and Comerica
10.2	Master Revolving Note, dated as of September 11, 2023, made by the Company in favor of Comerica
10.3	Security Agreement, dated as of September 11, 2023, by and between the Company and Comerica
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS HEALTHCARE, INC.

Date: September 14, 2023	By:	/s/ Javier Rampolla
Javier Rampolla
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated as of September 11, 2023, by and between the Company and Comerica
10.2	Master Revolving Note, dated as of September 11, 2023, made by the Company in favor of Comerica
10.3	Security Agreement, dated as of September 11, 2023, made by the Company in favor of Comerica
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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